UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19658 (Commission File Number)	75-2398532 (IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas (Address of principal executive offices)	75240 (Zip Code)

Registrant’s telephone number, including area code: (972) 387-3562

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

Tuesday Morning Corporation (the “Company”) held its Annual Meeting of Stockholders on November 10, 2010 (the “Annual Meeting”), at which the following proposals were submitted to a vote of, and approved by, the Company’s stockholders.  The proposals are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on September 29, 2010.  At the Annual Meeting, the holders of 38,696,432 shares of the Company’s common stock, which represents approximately 89.93 percent of the shares of the Company’s common stock outstanding and entitled to vote as of the record date of September 20, 2010, were represented in person or by proxy.  The voting results of the Annual Meeting are set forth below.

Proposal 1 — Election of Directors —  The Company’s stockholders elected Bruce A. Quinnell, Kathleen Mason, William J. Hunckler, III, Starlette Johnson, Benjamin D. Chereskin and David B. Green to serve as directors of the Company until their terms expire at the Company’s next annual meeting of stockholders, or until the earlier of their death, resignation or removal.  In accordance with the Company’s bylaws, directors are elected by a plurality of the votes present in person or by proxy and entitled to vote, which means the six nominees who receive the most votes at the Annual Meeting are elected to the Board of Directors.  The voting results for each of these individuals were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Bruce A. Quinnell	11,394,632	17,509,605	9,792,195
Kathleen Mason	20,036,290	8,867,947	9,792,195
William J. Hunckler, III	13,173,856	15,730,381	9,792,195
Starlette Johnson	28,184,629	719,608	9,792,195
Benjamin D. Chereskin	13,070,424	15,833,813	9,792,195
David B. Green	13,190,536	15,713,701	9,792,195

Proposal 2- Ratification of the Company’s Independent Registered Public Accounting Firm -  The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.  The voting results were 38,143,474 shares “For,” 480,751 shares “Against” and 72,207 abstentions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: November 12, 2010	By:	/s/ STEPHANIE BOWMAN
Stephanie Bowman Executive Vice President and Chief Financial Officer

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